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                                                                    EXHIBIT 10.6

                 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                                       OF

                    AMERICAN PHYSICIANS SERVICE GROUP, INC.

                              A Texas Corporation


                              I.  Purpose of Plan

     The 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN (the "Plan") is intended to promote the interests of American Physicians Service Group, Inc., a Texas corporation (the "Company"), and its stockholders by helping to award and retain highly-qualified independent directors, and allowing them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company. Accordingly, the Company shall grant to directors of the Company who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors") the option ("Option") to purchase shares of the common stock, $0.10 par value per share, of the Company ("Common Stock"), as hereinafter set forth. Options granted under this Plan shall be options which do not constitute incentive stock options, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

                             II.  Grant of Options

     Options may be granted only to individuals who are Non-Employee Directors of the Company and who are members of the Committee under the Company's Incentive Stock Option Plan (the "Committee"). On the date on which a Non-Employee Director is first elected or appointed as a member of the Committee, he or she (the "Optionee") shall be granted an Option to purchase 30,000 shares of Common Stock. For purposes of this Article II, each Non-Employee Director who is also a member of the Committee in office on the effective date of this Plan shall be deemed to have been first elected at such date.

     If, as of any date that this Plan is in effect, there are not sufficient shares of Common Stock available under the Plan to allow for the grant to each Non-Employee Director of an option for the number of shares provided herein, this Plan shall terminate as provided in Article X hereof. All Options granted under this Plan shall be at the option price set forth in Article V hereof and shall be subject to adjustment as provided in Article VII hereof.

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                          III.  Shares Subject to Plan

     The aggregate number of shares of Common Stock that may be issued pursuant to Options granted under this Plan shall not exceed 200,000 shares of Common Stock (subject to adjustment as provided in Article VII). Such shares may consist of authorized but unissued shares of Common Stock or previously issued shares of Common Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of this Plan shall cease to be subject to this Plan, but, until termination of this Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of this Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares of Common Stock theretofore subject to such Option may again be subject to an Option granted under this Plan to the extent permitted under Rule 16b-3. The aggregate number of shares which may be issued under this Plan shall be subject to adjustment as provided in Article VII hereof. Exercise of an Option in any manner shall result in a decrease in the number of shares of Common Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised.

                             IV.  Option Agreements

     Each Option shall be evidenced by a written agreement in the form attached
hereto as    Exhibit A.

                                V.  Option Price

     The purchase price for a share of Common Stock issued under each Option granted pursuant to this Plan shall be the fair market value for the Common Stock at the time the Option is granted. For all purposes under the Plan, the fair market value of a share of Common Stock on a particular date shall be equal to the average of the high and low sales prices of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and ask prices of the Common Stock on the most recent date on which the Common Stock was publicly traded. In the event the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

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                          VI.  Options Nontransferable

     Each Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative; provided, however, that on and after the date the Corporation elects to have this Plan governed under the amendments to Rule 16b-3 effective on or after May 1, 1991, this Plan shall be deemed to be amended to limit the transferability of Options, including any exceptions thereto, to the same extent provided by Rule 16b-3 as so amended.

                    VII.  Recapitalization of Reorganization

     In the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, an appropriate and proportionate adjustment shall be made in the number of shares of Common Stock for which Options may be granted pursuant to Article III hereof. A corresponding change shall be made to the number and kind of shares, and the exercise price per share, of unexercised Options.

           VIII.  Merger, Consolidation or Dissolution of Corporation

     Following the merger of one or more corporations into the Corporation, or any consolidation of the Corporation and one or more corporations in which the Corporation is the surviving corporation, the exercise of Options under this Plan shall apply to the shares of the surviving corporation.

     Not withstanding any other provision of this Plan, all Options under this plan shall terminate on the dissolution or liquidation of the Corporation, or on any merger or consolidation in which the Corporation is not the surviving corporation.

                               IX.  Term of Plan

     This Plan shall be effective on approval by the shareholders of the Corporation in the manner required by Rule 16b-3. Except with respect to Options then outstanding, if not sooner terminated under the provisions of
Article VIII or Article X, the Plan shall terminate upon and no further Options shall be granted as of the date the remaining number of shares of Common Stock which may be issued under the Plan pursuant to Article IV is not sufficient to cover the Options required to be granted under Article III.

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                     X.  Amendment and Termination of Plan

     The Board in its discretion may terminate this Plan at any time with respect to any shares of Common Stock for which Options have not theretofore been granted. The Board shall have the right to alter or amend this Plan or any part hereof from time to time; provided, that this Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; and provided, further, that no change in any Option heretofore granted may be made which would impair the rights of an Optionee without the consent of such Optionee; and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under this Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of this Plan, change the class of individuals eligible to receive Options under this Plan or extend the term of this Plan, without the approval of the Stockholders of the Company.

                        XI.  Compliance with Section 16

     It is intended that this Plan and any grant of an Option made to a person subject to Section 16 of the Securities Exchange Act of 1934, as amended ( the "1934 Act") meet all of the requirements of Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the 1934 Act. If any provision of this Plan or any such Option would disqualify this Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.


                                          By: __________________________________
                                              Chairman & Chief Executive Officer

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